                                                                    EXHIBIT 6.11


                          FOURTH SUPPLEMENTAL INDENTURE
                          DATED AS OF NOVEMBER 12, 2002


                                   AMENDMENTS

                            TO THAT CERTAIN INDENTURE
                          DATED AS OF DECEMBER 21, 1993
                             RELATING TO $85,000,000
                                 SERIES A AND B
                          10-5/8% SENIOR SECURED NOTES
                                    DUE 2000
                  AS AMENDED BY A FIRST SUPPLEMENTAL INDENTURE
            DATED AS OF MAY 19, 1999, A SECOND SUPPLEMENTAL INDENTURE
          DATED AS OF MARCH 29, 2001 AND A THIRD SUPPLEMENTAL INDENTURE
                           DATED AS OF AUGUST 1, 2002






                               GENERAL MEDIA, INC.


                              SUBSIDIARY GUARANTORS






                              THE BANK OF NEW YORK

                                     TRUSTEE

                          FOURTH SUPPLEMENTAL INDENTURE

                         Dated, as of November 12, 2002



            FOURTH SUPPLEMENTAL INDENTURE dated as of November 12, 2002 (this "Fourth Supplemental Indenture") among GENERAL MEDIA, INC, a Delaware corporation (the "Company"), each of the "SUBSIDIARY GUARANTORS" listed on the signature pages hereto and THE BANK OF NEW YORK (successor-in-interest to IBJ Schroder Bank & Trust Company), AS TRUSTEE (the "Trustee").

            WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to the Indenture dated as of December 21, 1993, as amended by a First Supplemental Indenture dated as of May 19, 1999, a Second Supplemental Indenture dated as of March 29, 2001 and a Third Supplemental Indenture dated as of August 1, 2002 (as amended, the "Indenture"), pursuant to which $85,000,000 in aggregate principal amount of the Company's 10-5/8% Senior Secured Notes due 2000 (the "Notes") have been issued and approximately $43,622,000 in aggregate principal amount of the Notes are currently outstanding;

            WHEREAS, Sections 9.02 and 9.06 of the Indenture and Section 11 of the Notes provide that the Company, the Subsidiary Guarantors and the Trustee may amend and supplement the provisions of the Indenture and the Notes as provided for herein with the consent of the Holders of at least a majority in outstanding principal amount of the Notes (the "Majority Consent"), and the Company has obtained and delivered the Trustee evidence of such Majority Consent to this Fourth Supplemental Indenture;

            WHEREAS, the execution and delivery of this Fourth Supplemental Indenture by the Company and each of the Subsidiary Guarantors have been duly authorized by resolutions of their respective Boards of Directors, and all other conditions and requirements necessary to authorize and permit the execution and delivery of this Fourth Supplemental Indenture by all parties hereto have been performed and fulfilled; and

            WHEREAS, the Company and the Subsidiary Guarantors have requested that the Trustee join them in the execution and delivery of this Fourth Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth, and the Trustee is willing to do so;

            NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Subsidiary Guarantors covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                    ARTICLE I

                             AMENDMENT TO INDENTURE

      Section 1.1 MAINTENANCE OF NET REVENUES AND EBITDA. Section 4.24 of the Indenture is hereby deleted and replaced with the following:

"Section 4.24. Maintenance of Net Revenues and EBITDA. Commencing with the fiscal quarter ending December 31, 2002 and continuing for each fiscal quarter thereafter for so long as the Notes remain outstanding, the Company will maintain Net Revenues and EBITDA in such fiscal quarter equal to not less than 80% of Net Revenues and EBITDA as set forth for each such fiscal quarter below:

Fiscal Quarter Ending:             Net Revenues                 EBITDA
                                  (in thousands)            (in thousands)

December 31, 2002                    $12,442                     $ 461
March 31, 2003                        13,009                     1,154
June 30, 2003                         15,401                     2,347
September 30, 2003                    13,029                     1,025
December 31, 2003                     13,015                     1,077


The Company shall report its actual Net Revenues and EBITDA for each quarter in a certificate containing all appropriate calculations delivered to the holders of a majority in outstanding principal amount of the Notes (the "Majority Holders"), with a copy to the Trustee, at the time of the filing by the Company with the Securities and Exchange Commission of the Company's Form 10-Q covering that quarter (or, for the last quarter of each year, beginning with the fiscal quarter ending December 31, 2002, its Form 10-K for such fiscal year.) The Trustee shall have no responsibility for determining the accuracy of the calculations contained in such certificate. The failure by the Company to deliver such certificate to the Trustee together with its 10-Q or 10-K, as applicable, shall constitute a breach of this Section."

                                   ARTICLE II

                                  MISCELLANEOUS

      Section 2.1 TERMS DEFINED. Defined terms used but not defined herein shall have the meanings attributed to them in the Indenture.

      Section 2.2 REAFFIRMATION. Except as hereby expressly amended, the Indenture and the Notes (including the guarantees of the Subsidiary Guarantors) are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      Section 2.3 GOVERNING LAW. This Fourth Supplemental Indenture and each and every provision hereof shall be construed in accordance with the laws of the State of New York.

      Section 2.4 SUCCESSORS AND ASSIGNS. All the covenants in this Fourth Supplemental Indenture contained by or on behalf of the Company and Subsidiary Guarantors shall bind its successors and assigns, whether so expressed or not.

      Section 2.5 COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


            THE BANK OF NEW YORK, as Trustee, hereby accepts the trusts in this Fourth Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth, subject to the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Indenture as hereby amended.

                 [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the Company and each of the Subsidiary Guarantors has caused this Fourth Supplemental Indenture to be signed in its corporate name and acknowledged by its President or one of its Vice Presidents, and its corporate seal to be impressed hereon, duly attested by its Secretary or an Assistant Secretary; and Trustee has caused this Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be impressed hereon, duly attested by its Secretary or by one of its Assistant Secretaries, as of the date and year first above written.

Dated as of November 12, 2002 GENERAL MEDIA, INC.


                                    By:  /s/ R. Guccione
                                         --------------------------
                                         Name:  R. Guccione
                                         Title: Chairman


Attest: /s/ Laurence B. Sutter
        -----------------------

(SEAL)

Dated as of November 12, 2002       SUBSIDIARY GUARANTORS

                                    GENERAL MEDIA ART HOLDING, INC.
                                    GENERAL MEDIA COMMUNICATIONS, INC.
                                    GENERAL MEDIA ENTERTAINMENT, INC.
                                     GENERAL MEDIA (UK), LTD.
                                    GMCI INTERNET OPERATIONS, INC.
                                    GMI ON-LINE VENTURES, LTD.
                                    PENTHOUSE CLUBS INTERNATIONAL
                                    ESTABLISHMENT
                                    PENTHOUSE FINANCIAL SERVICES, N.V.
                                    PENTHOUSE IMAGES ACQUISITIONS, LTD.
                                    PURE ENTERTAINMENT TELECOMMUNICATIONS,
                                    INC.

                                    By:  /s/ R. Guccione
                                         --------------------------
                                         Name:  R. Guccione
                                         Title: Chairman
                                    (for each of the above-listed Subsidiary
                                    Guarantors)


Attest:  Laurence B. Sutter
         --------------------
(for each of the above-listed
 Subsidiary Guarantors)

Dated as of November 12, 2002       THE BANK OF NEW YORK (Successor-in-Interest
                                    to IBJ Schroder Bank & Trust Company), as
                                    Trustee

                                    By:  /s/ J. Salovitch-Miller
                                        ----------------------------------------
                                        Name:  Julie Salovitch-Miller
                                        Title: Vice President

Attest:
         --------------------
         (SEAL)


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